EXHIBIT 23.1
CONSENT OF INDEPENDENT PETROLEUM ENGINEER
     As independent petroleum engineers, we hereby consent to the use of our name included herein or incorporated by reference in this Prospectus Supplement on Form S-3 by Quest Resource Corporation and to the reference to our estimates of reserves and present value of future net reserves as of December 31, 2005, 2006 and 2007.
/S/ Cawley and Gillespie & Associates, Inc.
Cawley and Gillespie & Associates, Inc.
Petroleum Engineers
Ft. Worth, Texas
June 20, 2008